Exhibit 10.31

Execution Version

PLEDGE AGREEMENT

made by

Clever Leaves US, Inc.

in favour of

GLAS AMERICAS LLC, as collateral agent

dated as of

december 18, 2020

This PLEDGE AGREEMENT, dated as of December 18, 2020 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by Clever Leaves US, Inc., a corporation organized pursuant to the laws of the State Delaware (the “Pledgor”), in favour of GLAS AMERICAS LLC, as collateral agent for the Secured Parties (as defined below) (in such capacity, and together with any successors in such capacity, the “Agent”).

WHEREAS, Clever Leaves International Inc. (formerly Northern Swan Holdings, Inc.), as issuer (“Clever Leaves”), has issued certain secured convertible notes in favour of the Noteholders (as defined below) (as each may be amended, amended and restated, renewed, extended, supplemented, assigned, replaced or otherwise modified from time to time, a “Note” and collectively, the “Notes”);

AND WHEREAS, on March 12, 2020 Clever Leaves changed its name from Northern Swan Holdings, Inc. to “Clever Leaves International Inc.”;

AND WHEREAS, the Agent, Clever Leaves, the Pledgor, the holders of the Notes and GLAS USA LLC (the “Paying Agent”), inter alios, have entered into an amended and restated intercreditor and collateral agency agreement dated as of May 10, 2019 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor and Collateral Agency Agreement”) to secure and confirm the relative priority of the obligations owing to present and future Secured Parties;

AND WHEREAS, in connection with a corporate reorganization being completed by Clever Leaves and certain of its affiliates and subsidiaries, the Pledgor has agreed to execute and deliver the Guarantee (as defined below) and this Agreement in favour of the Agent for the benefit of the Secured Parties;

AND WHEREAS, the Pledgor is the registered and beneficial owner of the Collateral (as defined below);

AND WHEREAS, the Pledgor has agreed to pledge all of its right, title and interest in the Collateral in favour of the Secured Parties under the terms hereof to secure the payment and performance of all of the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the Noteholders agreeing to continue to extend certain credit in favour of Clever Leaves under the terms of the Notes, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor hereby agrees with the Agent, for the benefit of the Secured Parties, as follows:

Article 1
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a)	Unless otherwise defined herein or in the Notes, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)	In this Agreement, unless otherwise defined herein, terms with an initial capital letter shall have the meaning given to them in the Notes and the following terms shall have the following meanings:

“Agent” is defined in the preamble hereof.

“Clever Leaves” is defined in the recitals hereof.

“Collateral” is defined in Section 2.01.

“Equity Interests” means, with respect to any Person (as defined below), all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, “ownership interests”), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination.

“Event of Default” has the meaning given to such term in the Notes.

“Guarantee” means the guarantee dated on or about the date hereof granted by the Pledgor in favour of and for the benefit of the Agent, as collateral agent for the Secured Parties.

“Intercreditor and Collateral Agency Agreement” has the meaning given to such term in the recitals hereof.

“Issuers” means NS US Holdings, Inc. and each of its successors, and “Issuer” has a corresponding meaning.

“Note” and “Notes” are defined in the recitals hereof.

“Noteholders” means each of Rimrock High Income Plus (Master) Fund, Ltd, Anson Investments Master Fund LP, Anson Opportunities Master Fund LP, AC Anson Investments Ltd., Anson East Master Fund LP, Axios Growth Partners, LLC, NS Co-Investment LLC and Cowen Investments II LLC and each other noteholder that becomes party to the Intercreditor and Collateral Agency Agreement as a “Noteholder” from time to time, and “Noteholder” means any of them.

“Paying Agent” is defined in the preamble hereof.

“Person” means any corporation, company, partnership, association, unincorporated association, entity, trust, joint venture, individual, estate, sole proprietorship, institution, or any governmental entity.

“Pledged Securities” means all of the issued and outstanding Equity Interests of each Issuer now or from time to time hereafter held by the Pledgor, including, without limitation, the Equity Interests of each Issuer described in Schedule 1 hereto.

“Pledgor” is defined in the preamble hereof.

“Proceeds” means “proceeds” as such term is defined in Section 9-102(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Obligations” is defined in Section 3.01.

“Secured Parties” means the Agent, the Noteholders and each of their respective successors and assigns and “Secured Party” means any of them.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“UCC” means the Uniform Commercial Code in effect in the State of New York, as amended from time to time, and any legislation substituted therefor and any amendments thereto.

Section 1.02 Interpretation.

(a)	Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)	The Schedules hereto, all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times be considered a part of this Agreement.

Article 2
PLEDGE

Section 2.01 Pledge.

As general and continuing security for the payment and performance of the Secured Obligations, the Pledgor hereby grants, assigns as security, transfers, pledges and hypothecates to the Agent, for the benefit of the Secured Parties, and hereby grants a continuing security interest in favour of the Agent, for the benefit of the Secured Parties, in and to, all of its right, title and interest in and to the following property, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)	the Pledged Securities, all certificates and other instruments and agreements from time to time representing or evidencing the Pledged Securities, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests, and all income, dividends, interest, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)	all additional Equity Interests of any Issuer from time to time acquired by or issued to the Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class or series of any such Issuer from time to time acquired by the Pledgor in any manner, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests or under any constating or organizational document of any such Issuer, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by the Pledgor in any manner;

(c)	all Equity Interests issued in respect of the Equity Interests referred to in Section 2.01(a) or Section 2.01(b) upon any consolidation, amalgamation or merger of any issuer of such Equity Interests; and

(d)	all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Pledgor from time to time with respect to any of the foregoing.

Article 3
SECURED OBLIGATIONS

Section 3.01 Secured Obligations.

The Collateral secures the payment and performance of all present and future indebtedness, liabilities and obligations of any and every kind, nature and description of the Pledgor to the Secured Parties under, in connection with or with respect to the Notes and Guarantee, from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Pledgor alone or with another or others and whether as a principal or surety, including, without limitation, all present and future obligations of the Pledgor arising under, in connection with or with respect to the other Loan Documents and, for greater certainty, the payment and discharge of (i) the principal of and premium, if any, and interest on any amounts outstanding under the Notes, the Guarantee and the other Loan Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other present and future obligations and liabilities including reasonable fees, reasonable costs, reasonable lawyers’ fees and reasonable disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by, or in favour of, the Secured Parties in connection with or arising pursuant to the Notes, the Guarantee, and the other Loan Documents (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3.01 being herein collectively called the “Secured Obligations”).

Article 4
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties.

The Pledgor represents and warrants to and in favour of the Secured Parties as follows:

(a)	The Pledged Securities. All information set forth in Schedule 1 relating to the Pledged Securities is accurate and complete and the Pledged Securities of each Issuer set forth in Schedule 1 represent 100% of the issued and outstanding Equity Interests of such Issuer as of the date hereof.

(b)	Collateral Free and Clear. The Pledgor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests, adverse claims and other claims except for the security interests created by this Agreement.

(c)	Existence, Power and Capacity. The Pledgor is incorporated and validly exists under the laws of its jurisdiction of incorporation, has taken all necessary action (corporate or otherwise) to authorize the entry into and performance of its obligations under this Agreement, has the corporate power and has the capacity to pledge the Collateral and to incur and perform its obligations under this Agreement.

(d)	Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a valid and legally binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)	No Governmental or Regulatory Approvals. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by the Pledgor of the Collateral under this Agreement or for the execution and delivery of this Agreement by the Pledgor or the performance by the Pledgor of its obligations thereunder.

(f)	No Violation. The execution and delivery of this Agreement by the Pledgor and the performance by the Pledgor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor or any of its property, or the constating or organizational documents of the Pledgor or any agreement or instrument to which the Pledgor is party or by which it or its property is bound.

(g)	Pledged Securities Validly Issued. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to any preemptive, first refusal or other similar rights or options to purchase. No Person (other than the Pledgor) has any right to acquire or cause to be issued to them any of the Collateral. All other Pledged Securities constituting Collateral will be duly authorized and validly issued, fully paid and non-assessable.

(h)	Collateral Not Publicly Traded. None of the Collateral owned by the Pledgor (i) are or will be traded on a securities exchange or in securities markets, or (ii) have been or will be issued or transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(i)	Delivery of Certificated Securities. The Collateral does not include any certificated securities that the Pledgor has not delivered to the Agent. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

Section 4.02 Survival of Representations and Warranties.

The foregoing representations and warranties shall be deemed to be continuously made until such time as this Agreement is terminated and shall survive the execution and delivery of this Agreement.

Article 5
COVENANTS

Section 5.01 Covenants of the Pledgor.

The Pledgor covenants and agrees in favour of the Secured Parties as follows:

(a)	Title and Security Interest. The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interests of the Secured Parties therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such security interests as perfected security interests for so long as this Agreement shall remain in effect.

(b)	No Sale or Encumbrances. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign, pledge, hypothecate, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of the Agent.

(c)	Further Assurances. The Pledgor agrees that, at any time and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, share powers, forms of share transfer, control agreements, entitlement orders, proxies and instruments), obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Agent and the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)	Control.

(i)	Concurrently with the delivery of this Agreement to the Agent and from time to time on its acquisition of any additional Collateral or upon request of the Agent, the Pledgor shall (A) execute and deliver powers of attorney in blank in form and substance satisfactory to the Agent with respect to the Pledged Securities, (B) deliver security certificates representing the Pledged Securities that are now, or become in future, certificated, and (C) enter into a securities account control agreement with the Agent and any securities intermediary with whom Collateral is maintained.

(ii)	Without limiting the foregoing, the Pledgor shall, upon demand by the Agent, cause all of the Pledged Securities to be transferred to the Agent, for the benefit of the Secured Parties, or its nominee, cause all certificates issued in respect of Pledged Securities to be registered in the name of the Agent, for the benefit of the Secured Parties, or the name of its nominee and delivered to the Agent and enter the transfer of the Pledged Securities by the Pledgor to the Agent, or its nominee, in the stock or share records of the applicable Issuer.

(e)	Notice Regarding Change of Name or Place of Business. The Pledgor will not, without providing at least 30 days’ prior written notice to the Agent, change its legal name, jurisdiction of incorporation, the location of its chief executive office or its principal place of business or amend its constating documents to change the Province or territory in which its registered office is located. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Agent to maintain the perfection and priority of the Secured Parties’ security interest in the Collateral.

Article 6
DIVIDENDS AND VOTING RIGHTS

Section 6.01 Voting Rights.

Unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Agent’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or the other Loan Documents.

Section 6.02 Dividends.

The Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Securities.

Section 6.03 Event of Default.

Upon the occurrence and during the continuance of any Event of Default:

(a)	All rights of the Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.01 shall immediately cease, and all such rights shall thereupon become vested in the Agent (for the benefit of the Secured Parties), which shall have the sole right to exercise such voting and other consensual rights.

(b)	All rights of the Pledgor to receive distributions which it would otherwise be authorized to receive and retain under Section 6.02 shall immediately cease and all such rights shall thereupon become vested in the Agent (for the benefit of the Secured Parties), which shall have the sole right to receive and hold such distributions as Collateral.

(c)	The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Agent all such instruments as the Agent may request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise under Section 6.03(a) and to receive all distributions which it may be entitled to receive under Section 6.03(b).

Section 6.04 Distributions Held in Trust.

All distributions which are received by the Pledgor contrary to the provisions of this Article 6 shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the Pledgor and shall promptly (but in any event within three (3) Business Days after receipt thereof by the Pledgor) be paid over to the Agent (for the benefit of the Secured Parties) as Collateral in the same form as so received (with any necessary endorsement).

Article 7
POWER OF ATTORNEY

Section 7.01 Power of Attorney.

The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or employee of the Agent as the Pledgor’s true and lawful attorney, with full power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent’s discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of the Pledgor any of the Pledged Securities, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Agent and the other Secured Parties shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. The Pledgor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof.

Article 8
REMEDIES UPON DEFAULT

Section 8.01 Remedies.

(a)	If any Event of Default shall have occurred and be continuing, the Agent, for the benefit of the Secured Parties, may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral or instruct the applicable securities intermediary to sell or deliver all or any portion of the Collateral. Any notices before disposition of the Collateral or any portion thereof shall be provided in accordance with applicable law. Without in any way requiring notice to be given in the following manner, Pledgor agrees that any notice by the Agent or Secured Parties of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Pledgor’s address on the signature page hereto or to any other address which Pledgor has specified in writing to the Agent. So long as the sale of the Collateral is made in a commercially reasonable manner, the Agent may sell such Collateral on such terms and to such purchaser(s) as the Agent in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property, including, without limitation, on any recognized exchange dealing in such Collateral or by public or private sale. At any sale of the Collateral, if permitted by applicable law and in accordance with the Intercreditor and Collateral Agency Agreement, the Agent or any other Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent and the Secured Parties arising out of the exercise of any rights hereunder by any of them. At any such sale, unless prohibited by applicable law, the Agent and each Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. None of the Agent or any other Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Pledgor agrees that it would not be commercially unreasonable for the Agent or any other Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b)	If any Event of Default shall have occurred and be continuing, all rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.01, and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain under Section 6.02, shall immediately cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. For greater certainty, if any Event of Default shall have occurred and be continuing, the Agent or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Collateral of the Pledgor, as if the Agent was the absolute owner thereof, including, with respect to the Collateral, the giving or withholding of written consents of shareholders or members, calling special meetings of shareholders or members, and voting at any meeting of shareholders, partners or members of the relevant Issuers, and (B) to the extent not prohibited under applicable law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if the Agent was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and neither the Agent nor any other Secured Party shall be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs each Issuer of Equity Interests and each party to this Agreement hereby agrees to (x) comply with any instruction received by it from the Agent in writing that states (A) that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying, and (y) at the direction of the Agent, such Issuer shall pay any dividends, distributions or other payments with respect to any Collateral directly to the Agent for the benefit of the Secured Parties.

(c)	If any Event of Default shall have occurred and be continuing, any cash held by the Agent or any other Secured Party as Collateral and all cash proceeds received by the Agent or any other Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such party to the payment of expenses it has incurred in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent, the Paying Agent and the Secured Parties hereunder, including reasonable legal fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in the manner set forth in the Intercreditor and Collateral Agency Agreement. Any surplus of such cash or cash Proceeds held by the Agent or any Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of the Agent, the Paying Agent, any legal counsel or other party employed by the Agent, the Paying Agent or any other Secured Party to collect such deficiency. Proceeds from any realization shall be in accordance with the Intercreditor and Collateral Agency Agreement.

(d)	If the Agent or any other Secured Party shall determine to exercise its rights to sell all or any of the Collateral under this Section 8.01, the Pledgor agrees that, upon request of such party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 8.02 Reasonable Care.

The Agent shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Agent of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

Section 8.03 Expenses and Indemnity.

(a)	The Pledgor hereby agrees to indemnify and hold harmless the Agent, each other Secured Party, and each officer, director, employee, contractor and advisor of the Agent and the Secured Parties (each such Person being called an “Indemnified Party”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of legal counsel), incurred by the Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor) arising out of, in connection with or resulting from this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, including, without limitation, enforcement of this Agreement, or any failure of any Secured Obligations to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party, the Pledgor or any other Person, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Party, or (ii) result from a claim brought by the Pledgor or any of its affiliates against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document.

(b)	To the fullest extent permitted by applicable law, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced by the Secured Parties to the Pledgor or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	The Pledgor agrees to pay or reimburse the Agent and the other Secured Parties for all reasonable costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Loan Documents to which the Pledgor is a party, including the reasonable fees and other reasonable charges of counsel (including the allocated fees and expenses of internal counsel) to the Agent and the other Secured Parties.

(d)	All amounts due under this Section 8.03 shall be payable promptly after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any of the Secured Obligations.

(e)	Without prejudice to the survival of any other agreement of the Pledgor under this Agreement or any other document delivered in connection herewith, the agreements and obligations of the Pledgor contained in this Section 8.03 shall survive termination of the Loan Documents and payment in full of the Secured Obligations and all other amounts payable to the Secured Parties.

Article 9

The Agent

GLAS AMERICAS LLC has been appointed Agent for the Secured Parties pursuant to the Intercreditor and Collateral Agency Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made to the Agent under the Intercreditor and Collateral Agency Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor and Collateral Agency Agreement. Any successor Agent appointed pursuant to the Intercreditor and Collateral Agency Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder, as applicable.

Article 10

Conflicts; Paramountcy

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent for the benefit of the Secured Parties pursuant to this Agreement and the exercise of any right or remedy by the Agent or any Secured Party hereunder are subject to the provisions of the Intercreditor and Collateral Agency Agreement. In the event of any conflict between the terms of the Intercreditor and Collateral Agency Agreement and this Agreement with respect to any right or remedy of the Secured Parties relating to the Collateral, the terms of the Intercreditor and Collateral Agency Agreement shall govern and control. To the extent this Agreement provides any additional rights or remedies to the Agent that are not contained in the Intercreditor and Collateral Agency Agreement, it shall be deemed not to be a conflict, and the Agent shall have such additional rights and remedies.

Article 11
MISCELLANEOUS

Section 11.01 Agent May Perform.

If the Pledgor fails to perform any obligation contained in this Agreement, the Agent may itself perform, or cause performance of, such obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor; provided that the Agent shall not be required to perform or discharge any obligation of the Pledgor.

Section 11.02 Interest.

The yearly rate of interest applicable to amounts owing under this Agreement will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

Section 11.03 Taxes.

Any and all payments by the Pledgor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Pledgor is required by applicable law (as determined in the good faith discretion of the Pledgor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Pledgor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Pledgor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Pledgor shall, promptly after any such payment, deliver to the Agent the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

Section 11.04 Judgment Currency.

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Agreement or the Notes or any other Loan Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Parties receiving less than the amount payable to them, the Pledgor shall pay the Secured Parties any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Pledgor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this section will constitute Secured Obligations, be due as a separate debt, give rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Agreement or the Notes or any other Loan Document.

Section 11.05 No Waiver and Cumulative Remedies.

The Agent and the other Secured Parties shall not by any act (except by a written instrument under Section 11.07), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 11.06 Amendments.

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Agent and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 11.07 Notices.

All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Intercreditor and Collateral Agency Agreement.

Section 11.08 Continuing Security Interest; Successors and Assigns.

This Agreement shall create a continuing security interest in the Collateral and shall (a) subject to Section 11.10, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) enure to the benefit of the Agent and the Secured Parties and each of their respective successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent. Without limiting the generality of the foregoing clause (c), any assignee of a Secured Party’s interest in any Loan Document or other agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the assignment provisions of the applicable Note, become vested with all the benefits granted to the applicable Secured Party herein with respect to such Secured Obligations.

Section 11.09 Attachment of Security Interest.

The Pledgor acknowledges that value has been given, that the Pledgor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Pledgor acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Pledgor acquires rights in such after-acquired Collateral.

Section 11.10 Termination; Release.

On the date on which all Secured Obligations and any other amounts owing by the Pledgor to the Secured Parties have been paid and performed in full, the Agent and the Secured Parties will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Agent or any other Secured Party, together with any monies at the time held by the Agent or any other Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 11.11 Assignment.

The Agent and each other Secured Party may assign or transfer any of its rights under this Agreement without the consent of the Pledgor. The Pledgor may not assign its obligations under this Agreement without the prior written consent of the Agent.

Section 11.12 Severability.

Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 11.13 Governing Law; Jurisdiction.

All matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law and the Pledgor irrevocably attorns and agrees to submit to the non-exclusive jurisdiction of the courts of the State of New York.

Section 11.14 Counterparts; Electronic Delivery.

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (such as “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.15 Copy of Verification Statement.

To the extent permitted by law, the Pledgor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement in connection with any registrations or filings made under the UCC or under any similar or corresponding legislation in any other jurisdiction.

Section 11.16 Copy of Agreement; Loan Document; Security.

The Pledgor acknowledges receipt of a fully executed copy of this Agreement. The Pledgor hereby acknowledges and confirms that this Agreement shall constitute a “Loan Document” and shall form part of the “Security” under the Notes.

Section 11.17 Entire Agreement.

This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Secured Parties, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

Clever Leaves US, Inc., as Pledgor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

Acknowledged and agreed as of the date first above written.

NS US Holdings, Inc., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

SCHEDULE 1

PLEDGED SECURITIES

PLEDGED SECURITIES

Issuer	Class/Type of Security	Certificate Number (if certificated)	Number of Securities

NS US Holdings, Inc.	Common stock	2	1